EXHIBIT 23.1


                          Independent auditor's consent

We consent to the incorporation by reference in this Registration Statement (No. 333-61857) of Community West Bancshares on Form s-4/A of our report dated February 6, 1998 appearing in the Annual Report on Form 10-K for the year ended December 31, 1997 and in the Joint Proxy Statement-Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Joint Proxy Statement-Prospectus.

                                                /s/ Deloitte & Touche LLP
                                                Deloitte & Touche LLP

Los Angeles, California
September 23, 1998


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